                                  EXHIBIT 9(d)

                        Amended Schedules A and B to the
                      Sub-Administration Agreement between
                      ASO Services Company and AmSouth Bank

                                                           Dated: March 12, 1997

                                   SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                              ASO SERVICES COMPANY
                                       AND
                             AMSOUTH BANK OF ALABAMA

NAME OF FUND
------------

AmSouth Prime Obligations Fund
AmSouth U.S. Treasury Fund
AmSouth Tax Exempt Fund
AmSouth Equity Fund
AmSouth Regional Equity Fund
AmSouth Balanced Fund
AmSouth Bond Fund
AmSouth Municipal Bond Fund
AmSouth Limited Maturity Fund
AmSouth Government Income Fund
AmSouth Florida Tax-Free Fund
AmSouth Capital Growth Fund
AmSouth Small Cap Fund
AmSouth Equity Income Fund

                                        ASO SERVICES COMPANY


                                        By: /s/ Stephen G. Mintos
                                            --------------------------------

                                        Title:
                                               -----------------------------

                                        AMSOUTH BANK OF ALABAMA


                                        By: /s/ Michael Baker
                                            --------------------------------

                                        Title:
                                               -----------------------------

                                            Dated: March 12, 1997

                                   SCHEDULE B
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                              ASO SERVICES COMPANY
                                       AND
                             AMSOUTH BANK OF ALABAMA

Name of Fund                          Compensation*

AmSouth Prime Obligations Fund        Such percentage of ASC's compensation
AmSouth U.S. Treasury Fund            received pursuant to the Management and
AmSouth Tax Exempt Fund               Administration Agreement with the Trust as
AmSouth Equity Fund                   shall be agreed upon from time to time
AmSouth Regional Equity Fund          between the parties, but in no event to
AmSouth Balanced Fund                 exceed an annual rate of ten
AmSouth Bond Fund                     one-hundredths of one percent (.10%) of
AmSouth Municipal Bond Fund           each such Fund's average daily net assets.
AmSouth Limited Maturity Fund
AmSouth Government Income Fund
AmSouth Florida Tax-Free Fund
AmSouth Capital Growth Fund
AmSouth Small Cap Fund
AmSouth Equity Income Fund

                                        ASO SERVICES COMPANY


                                        By: /s/ Stephen G. Mintos
                                            --------------------------------

                                        Title:
                                               -----------------------------

                                        AMSOUTH BANK OF ALABAMA


                                        By: /s/ Michael Baker
                                            --------------------------------

                                        Title:
                                               -----------------------------

----------
      *All fees are computed daily and paid periodically


                                       B-1